Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact Yolande Doctor 412-992-5450 Yolande.B.Doctor@alcoa.com	Media Contact Courtney Boone 412-527-9792 Courtney.Boone@alcoa.com

Alcoa Welcomes Australian Tax Decision

PITTSBURGH--(BUSINESS WIRE)--April 30, 2025 – Alcoa of Australia Limited (“Alcoa”), a wholly-owned subsidiary of Alcoa Corporation (NYSE: AA; ASX: AAI), welcomes the decision of the Administrative Review Tribunal of Australia (ART) issued today in relation to a review of decisions of the Australian Taxation Office (ATO) in respect of certain disputed tax liabilities. The dispute is related to transfer pricing of certain historic third-party alumina sales pursuant to which the ATO asserted that additional tax was owed. The ART decided that no additional tax is owed, consistent with Alcoa’s long-held position related to this matter.

In accordance with the ATO’s dispute resolution practices, Alcoa previously paid approximately $74 (A$107) million, being 50 percent of the assessed income tax amount, during the third quarter of 2020. At March 31, 2025, the prepaid tax asset related to this payment was $67 (A$107) million. Beginning in the third quarter of 2020, Alcoa also deducted against its taxable income the interest on both the disputed tax amount and the ATO’s initial interest assessment.

The ATO has 28 days to appeal the ART’s decision. Should the ATO choose not to appeal, the disputed tax claims (and additional related interest and penalties) will be withdrawn. With a withdrawal of the ATO’s claims, the $67 (A$107) million would be expected to be refunded to Alcoa in June 2025, and cash taxes of approximately $216 (A$343) million related to the interest deductions would be payable by Alcoa by June 1, 2026 (both amounts being calculated at current exchange rates). The net cash impact of both the refunded amount and the accrued cash taxes will be approximately $149 (A$236) million over the next fourteen months, at current exchange rates.

About Alcoa Corporation

Alcoa Corporation (NYSE: AA, ASX: AAI) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

Dissemination of Company Information

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Cautionary Statement on Forward-Looking Statements

This press release contains statements that relate to future events and expectations about the timing, payments, and process related to the dispute, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aim,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.